

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from
Financial Statements of Software Technology, Inc. for Fiscal Year Ended January
31, 1996 and for the Six Months Ended July 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR                     6-MOS
<FISCAL-YEAR-END>                       JAN-31-1996              JUL-31-1996
<PERIOD-START>                          FEB-01-1995              FEB-01-1996
<PERIOD-END>                            JAN-31-1996              JUL-31-1996
<CASH>                                          270                    1,908
<SECURITIES>                                      0                        0
<RECEIVABLES>                                 6,149                    4,989
<ALLOWANCES>                                      0                        0
<INVENTORY>                                       0                        0
<CURRENT-ASSETS>                              6,763                    7,483<F1>
<PP&E>                                        2,687                    3,188
<DEPRECIATION>                                1,474                    1,758
<TOTAL-ASSETS>                                8,248                    9,214
<CURRENT-LIABILITIES>                         3,345                    2,035
<BONDS>                                          10                      452
<COMMON>                                          8                        8
<PREFERRED-MANDATORY>                             0                        0
<PREFERRED>                                       0                        0
<OTHER-SE>                                    4,885                    6,719
<TOTAL-LIABILITY-AND-EQUITY>                  8,248                    9,214
<SALES>                                           0                        0
<TOTAL-REVENUES>                             25,292                   11,425
<CGS>                                             0                        0
<TOTAL-COSTS>                                19,408                    8,823
<OTHER-EXPENSES>                              3,996                    2,238
<LOSS-PROVISION>                                  0                        0
<INTEREST-EXPENSE>                               26                       22
<INCOME-PRETAX>                               1,887                      646
<INCOME-TAX>                                    755                      273
<INCOME-CONTINUING>                           1,132                      373
<DISCONTINUED>                                    0                        0
<EXTRAORDINARY>                                   0                        0
<CHANGES>                                         0                        0
<NET-INCOME>                                  1,132                      373
<EPS-PRIMARY>                                  1.67                     0.54<F2>
<EPS-DILUTED>                                  0.25                     0.08<F3>

<F1> These numbers include accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts.

<F2> Earnings per share are as reflected on the financial statements of Software
     Technology, Inc. prior to the reorganization; the weighted average number of shares outstanding for such fiscal year ended January 31, 1996 and six months ended July 31, 1996 were 678,768 and 697,320, respectively.

<F3> Earnings per share fully diluted are earnings per share adjusted to reflect the number of shares issued and outstanding after the reorganization (4,483,920 shares).

